                           SCHEDULE 14A INFORMATION
     Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
                      (Amendment No.---)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ]   Preliminary Proxy Statement
[X]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Materials Pursuant to section 240.14a-11(c) or
section 240.14a-12

 ...................................................................
        (Name of Registrant as Specified In Its Charter)


                            Anita M. Davis
 ....................................................................
         (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[ ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-
6(j)(2).

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  (1) Title of each class of securities to which transaction applies:

 ....................................................................
  (2)  Aggregate number of securities to which transaction applies:

 ....................................................................
  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1

 ....................................................................
  Set forth the amount on which the filing fee is calculated and state how it was determined.

                                CARC, INC.

                              500 DOWNS LOOP
                            Clemson, SC   29631

                       NOTICE OF ANNUAL MEETING OF
                                SHAREHOLDERS

TO THE SHAREHOLDERS OF CARC, INC.:

   You are cordially invited to attend the 1998 Annual Meeting of the Shareholders of CARC, Inc. (the "Company") to be held at 2:00 p.m. June 10, 1998, at the CARC, Inc. Activity Center, 150 Downs Blvd., Clemson, South Carolina, for the following purposes, all as more fully described in the accompanying Proxy Statement:

(1)   To elect nine (9) members to the board of directors;
(2) To consider and vote upon a proposal to ratify the appointment of Crisp-Hughes as independent accountants for the fiscal year ending March 31, 1999; and
(3) To transact such other business as may properly come before the meeting or any adjournment thereof.

   The board of directors has fixed the close of business on May 8, 1998 as the record date for the determination of shareholders entitled to vote at the meeting. Accordingly, only shareholders who are holders of record at the close of business on that date will be entitled to notice of and to vote at the meeting.
   Please complete, sign, date and return the enclosed proxy card promptly. Your cooperation is appreciated since a majority of the outstanding shares of common stock of the Company must be represented, either in person or by proxy, to constitute a quorum for the conduct of business.

                             BY ORDER OF THE BOARD OF DIRECTORS:


                            /s/Eleanor Burley
                             Eleanor Burley
                             Corporate Secretary


Clemson, South Carolina
May  8, 1998

                                 CARC, INC.
                               500 Downs Loop
                       Clemson, South Carolina   29631

                                 May  8, 1998
                               PROXY STATEMENT

  The accompanying proxy is solicited by and on behalf of the board of directors of CARC, Inc. (the "Company") for use at the 1998 Annual Meeting of Shareholders to be held at 2:00 p.m. on June 10, 1998 at the CARC, Inc. Activity Center, 150 Downs Blvd., Clemson, South Carolina, and at any adjournment thereof. The entire cost of such solicitation will be borne by the Company. In addition to solicitation by mail, personal solicitations may be conducted by directors, officers and employees of the Company. This Proxy Statement and accompanying proxy card will be mailed to shareholders on or about May 8, 1998.
   The shares represented by the accompanying proxy and entitled to vote will be voted if the proxy card is properly signed and received by the Company prior to the meeting. Where a choice is specified on any proxy card as to the vote on any matter to come before the meeting, the proxy will be voted in accordance with such specification. Where no choice is specified, the proxy will be voted for the election of the persons nominated to serve as the directors of the Company named in this Proxy Statement, and the proposal to ratify the appointment of Crisp-Hughes as independent accountants for the fiscal year ended March 31, 1999 and in such manner as the persons named on the enclosed proxy card in their discretion determine upon such other business as may properly come before the meeting or any adjournment thereof. Any shareholder giving the accompanying proxy has the right to revoke it by a later dated proxy, or by attending the meeting and voting in person.

                          VOTING SECURITIES OF THE COMPANY

   The Company is authorized to issue 600,000 shares of common stock, par value $1.00 per share ("Common Stock"). Holders of record of the Common Stock at the close of business on May 8, 1998 are entitled to vote at the Annual Meeting and are entitled to ONE vote for each share held. At the close of business on May 8, 1998, there were 536,000 shares of Common Stock issued and outstanding.
   The laws of South Carolina, under which the Company is incorporated, provide that, in connection with the election of directors, the persons receiving a plurality of the votes cast will be elected as directors. Further, with respect to such election, shareholders will have cumulative voting rights if a shareholder either (i) gives written notice his or her intention to exercise such rights to any officer of the Company not less than 48 hours before the time fixed for the meeting, which notice must be announced in the meeting before voting commences, or (ii) announces his or her intention to exercise such rights in the meeting before the voting for directors commences. The right to cumulate votes means that shareholders are entitled to multiply the number of votes they are entitled to cast by the number of directors to be elected and to cast the product for a single candidate or distribute the product among two or more candidates. The proxy agents named on the accompanying proxy card also will have the right in their discretion to cumulate votes represented by proxies they hold, provided that such agents in no event will cast a vote for a nominee with respect to whom authority to vote has been withheld. The affirmative vote of a majority of the shares of Common Stock represented and entitled to vote at the Annual Meeting will be required to ratify the appointment of independent accountants.

   Abstentions will be counted in determining the existence of a quorum for the Annual Meeting, but abstentions and non-votes
(including broker non-votes), if any, will not be counted as votes in favor of or against the proposals described above.

                          SECURITIES OWNERSHIP OF MANAGEMENT

   The following table sets forth, as of May 8, 1998, the number of shares of Common Stock owned by each director of the Company, each nominee for director for the Company, each executive officer named under the caption "Management Compensation--Summary Compensation Table," below, and all directors and executive officers as a group. The Company is not aware of any shareholder of the Company who beneficially owns more than 5% of the outstanding shares of the Company's Common Stock.


                 Amount and Nature of Beneficial Ownership

                   Sole Voting   Shared Voting     Percent
Name of               and            and              of
Beneficial Owner    Investment    Investment        Class
                     Power         Power (1)         (2)
----------------------------------------------------------------------
Eleanor Burley        --            1,000              *
John Clark            --            1,000              *
George Clements       --            1,000              *
Anita M. Davis        --             --                --
Robert L. Downing    1,000           --                *
James C. Fanning, Jr. --            1,000              *
Anna Frost Forbis     --            1,000              *
Thomas C. Lynch, Jr.  --            1,000              *
Edward Macholl        --            1,000              *
Betty Martin          --            1,000              *
William Monroe       1,000           --                *
Broy Moyer            --            1,000              *
Wencel Neumann, Jr.  1,000           --                *
Elizabeth Seefeld     --            1,000              *
Robert Watson         --            1,000              *
Julia Wise            --            1,000              *

All directors and
executive officers
as a group           3,000         12,000              2.1%
(15 persons)

*    Indicates less than 1%

(1) Represents shares held in joint tenancy with spouse.


SHARED VOTING AND INVESTMENT POWER IS DETERMINED BY OWNERSHIP OF
THE TOTAL NUMBER OF SHARES.

(2) COMBINED VOTING AND INVESTMENT POWER.

All of the outstanding shares of Common Stock are subject to a stockholders agreement (the "Stockholders Agreement") which prohibits any transfer of shares of Common Stock (except to a family member) unless the owner of such shares first offers to the Company or a designee of the Company the opportunity to acquire such shares at a per share price equal to the book value of a share of Common Stock as
of the end of the immediately preceding   fiscal year or $5.00 per
share, whichever is greater. Shareholders holding 1,000 or more shares are given priority in admission to the health care facility and to apartment rentals. The Stockholders Agreement will terminate upon the bankruptcy, receivership or dissolution of the Company or upon the written agreement of the holders of 80% of the outstanding shares of Common Stock. The Stockholders Agreement may also be amended by unanimous recommendation of the board of directors and an affirmative vote of 80% or more of the holders of the Common Stock.

                                 Proposal (1)
                            ELECTION OF DIRECTORS

   The Nominating Committee of the board of directors has nominated the nine persons named below to serve on the board of directors until the 1999 Annual Meeting of Shareholders or until their successors have been duly elected and qualified. Each nominee for director has indicated that he or she is willing and able to serve as a director if elected. However, if any nominee should become unable to serve or for good cause will not serve, the persons named on the enclosed proxy card will vote for such other nominees and substitute nominees as designated by the Nominating Committee.
   The age and a brief biographical description of each of the nine nominees for director are set forth below.

ROBERT L. DOWNING (67) Mr. Downing was born in 1931 and raised on a diversified farm near Wichita Falls, Texas. He received a BS degree from Texas A&M in 1952 and an MS from Oklahoma A&M in 1957. Downing is basically a naturalist although he has had experience in real estate development including designing, sales management and related activities. During his career, he has been engaged in Wildlife research for the USDI and for the Game and Fish Commission in both Georgia and Texas. Interested in flora, fauna and people, Downing has many professional affiliations including Conservation International, Union of Concerned Scientists, Natural Resources Defense Council, Nature Conservancy, Zero Population Growth and several additional active organizations. Downing is on the Board of Directors, Pendleton Historic Foundation where he is editor of the Newsletter.

JIM FANNING (JAMES C., JR.) (66) Mr. Fanning a native of Atlanta,
GA. graduated from the Citadel (BS) and Georgia Tech (Ph.D.). After a year in post doctoral study at Tulane University he joined the Chemistry Department faculty of Clemson University and taught there for thirty-one years, retiring in 1992 as a Professor. Since retirement he has maintained a research effort studying chemical problems associated with nuclear waste. His work, now located in the Rust Building at the University Research Park, has been assisted by a number of undergraduate students. During his tenure as a faculty member he served on the Faculty Senate, as Assistant Department Head and as Acting Department Head. He taught one year at the University of Illinois and worked for several summers at the National Cancer Institute. Jim was active in the American Chemical Society, Sigma XI and the American Association of University Professors. He is now a volunteer at the South Carolina Botanical Garden.


ANNA FROST FORBIS, (73) Mrs. Forbis was born in Parkersburg, West VA in 1924. She graduated from the University of Iowa School of Nursing in 1948 and completed post-graduate work at Chicago "Lying in Hospital." She worked as an RN at Chicago Maternity Center teaching medical students. In 1949, Mrs. Forbis married and subsequently moved to Milwaukee, then to Madison, Wisconsin where she worked as a visiting nurse. In 1952 the Forbis's moved to Grand Rapids, Michigan where she volunteered at the Urban League, producing their Newsletter. In 1954 Mrs. Forbis and her husband moved to Cincinnati, Ohio. During their 30 years of residency there she served on the following boards: Parent Teacher Associations, Girl Scouts of Greater Cincinnati, Jr. League, Children's Theater, and Volunteer Board of Cincinnati.

After retiring to Hilton Head Island, Mrs. Forbis participated as an RN in the founding of the Volunteers in the Medicine Free Clinic for the poor residents of the island - and worked as a nursing supervisor. In 1996 Mrs. Forbis and her husband William moved to Clemson, South Carolina. Currently, she is serving on the Clemson Downs Volunteer Board and is a member of the Clemson Area Alzheimers group.

THOMAS C. LYNCH, JR. (59) Mr. Lynch born in Seneca and attended schools there; Clemson University, Medical University of South Carolina (Class President and Secretary-treasurer of the student body); Auburn U. where he completed graduate work in Pharmacy and Pharmaceutical Organic Chemistry.

Innumerable participations in civic affairs include: member of first committee to form CARC, Inc.; member of the Foothills Foundation Board when the Willow Oaks along Downs Blvd. were being planted; President, Clemson Chamber of Commerce; Board of Directors of DHEC; member of Clemson City Council; Board of Trustees, SC Baptist Hospitals; Board of Directors of SC Mental Health; Board of Directors, Clemson University Development Board; Chairman of the SC Board of Pharmacy; Chairman of Clemson Downtown Revitalization project; President of the Oconee Cancer Society; serves on the Board of Directors of the Clemson University Finance Corporation which controls the Madren Center, golf course and the hotel; presently serving as Chairman of Clemson Bank & Trust; served on the executive committee of the 100 million dollar capital campaign.

Honors received include Young Man of the Year in both Seneca and Clemson; South Carolina Pharmacist of the Year; Who's Who, Clemson University, Distinguished Service Award and additional honors.

FRED MARTIN (85) Mr. Martin graduated from Syracuse University with a BS degree in Business Administration. He was employed for 37 years in various capacities by the Home Insurance Company located in Syracuse N.Y.; special agent, state agent, manager and field representative. Mr. Martin and his wife Betty lived for 45 years in Skaneateles, N.Y. on the outskirts of Syracuse. He served on the board of directors, Skaneateles Library Association.

MRS. BROY MOYER, (77) Mrs. Moyer, grew up on a farm in Lexington County near Columbia, SC. She graduated from Winthrop College with a major in Languages (English and Spanish) and minors in Library Science and Guidance. Mrs. Moyer taught languages and was involved in Guidance in the Greenwood Schools for more than 20 years. She then studied Marketing extensively at the University of South Carolina, University of Tennessee and here at Clemson University. During her marketing studies she also held a part time job in industry. Mrs. Moyer then taught Marketing in Greenwood High School for 20 years. Her students consistently won awards in various areas of marketing at local, district, state and national levels.

During Mrs. Moyer's career she served as President of the South Carolina Distributive Education Association and President of the SC Vocational Association. After retirement, she was President of the Greenwood Pilot Club (similar to Kiwanis) and worked as Activity Director for more than 300 residents at the Greenwood Methodist Home.

WENCEL A. NEUMANN, JR. (84) Mr. Neumann a graduate of the University of Michigan, has a BS in Mechanical Engineering ('36) and an MS ('37) in Business Administration. After graduation he joined Westinghouse Electric, Pittsburgh, PA, and progressed through staff positions to Administrative Assistant to the President. In 1946, Mr. Neumann left Westinghouse for the DeLaval Steam Turbine Co., Trenton, New Jersey where he served as Controller, Product Manager, VP of Sales and Director. In 1954 he joined the DeLaval Separator Company as Executive Vice-President and went on to serve as President and Chief Executive Officer and Director for 17 years. He also served as Chief Executive Officer of five subsidiary manufacturing companies in Massachusetts, Pennsylvania and Wisconsin.

While in Poughkeepsie, Mr. Neumann was active in civic affairs with Rotary, Chamber of Commerce, United Way and a Director of Marine Midland Bank. He was also a trustee and Chairman of the Board of the Saint Francis Hospital, Poughkeepsie, N.Y. Since residing in Clemson Downs, Mr. Neumann has been very active with the Volunteers and is currently serving his second year as Vice-President of the CARC, Inc. Board of Directors.


ELIZABETH SEEFELD (81) a native of Ohio, received a B.A. degree from Oberlin College in 1938; and graduated from Katherine Gibbs Secretarial School, Boston, in 1939. After attending a term at Pendle Hill, a Quaker school in Wallington, PA she worked for 2 years with the American Friends Service Committee (Quakers) in Haverford, PA in New York, Elizabeth was Administrative Assistant to the Head of the Nightingale-Bamford School for 14 years and 15 years in the Dean's Office, Washington Square College at NYU. She was an officer of the NY Oberlin Women's Club for 29 years, secretary of the official board of the Washington Square Methodist Church and a member of the choir.

After retiring, Elizabeth moved to Middlefield, MA served as the church organist, secretary and sometimes president of the church committee. In 1987 Elizabeth and her husband, George moved to the Downs where she has been a participant in the Women's Fellowship, a member of the Welcoming Committee, a volunteer at Clemson University and at the Morrison Elementary School. She is serving her second year on the CARC, Inc. Board of Directors.

JULIA WISE (71) is a native of Great Britain, and the wife of Col. David Wise, USAF, VC (Ret.). She served as a member of the Board of the Officers' Wives" Club at RAF Kirknewton, Scotland, and as coordinator of the Family Services volunteers at Bergstrom Air Force Base. She served as a member of the Board of the Oconee County Humane Society, SC, and worked as a volunteer for six years at this Humane Society's shelter. Julia is the co-founder of the Keep Oconee Beautiful Association (KOBA). She and her husband moved to Clemson
Downs in 1944 from Seneca, SC,   where they had lived for 16 years.

                             THE BOARD OF DIRECTORS

   The business of the Company is managed under the direction of the board of directors, as provided by South Carolina law and the Company's Bylaws. The board of directors has established an Audit/Finance Committee, a Nominating Committee and an Executive Committee.
   The Audit/Finance Committee recommends to the board of directors the appointment of the Company's outside accountants, reviews the scope and the results of the audits by the accounting and financial reporting functions. This committee also assists the Company in the formulation of an annual budget and with other financial matters.
The members of the Audit Committee, which met two times during the fiscal year ended March 31, 1998 are Edward A. Macholl and William Monroe.
   The responsibilities of the Nominating Committee, which met three times during the fiscal year ended March 31, 1998, include reviewing from time to time the size and composition of the Company's board of directors, recommending individuals for nomination as directors, recommending candidates to fill vacancies on the board and reviewing criteria for selecting directors. The members of the Nominating Committee, all of whom are shareholders of the Company, are Mr. George Nutt, Mr. Brooks Patterson, and Mr. Mendel Sherman. The nominating committee has completed its slate. Additional nominations may be made by any stockholder at the annual meeting.
   The Executive Committee, which is presently comprised of the officers of the Company, serves as an informal advisory body to the board of directors concerning matters relating to the management and operation of the Company. The members of the Executive Committee, met two times during the fiscal year ended March 31, 1998, are Mr. William Monroe, and Mr. Edward Macholl, Mr. Wencel Neumann, and Eleanor Burley.
   The board of directors met eight times during the fiscal year ended March 31, 1998. During the period, each incumbent director attended at least 75% of the aggregate of (i) the total number of meetings of the board of directors and (ii) the total number of meetings held by all committees on which the director served during the last fiscal year.

                                  Proposal (2)

                     APPOINTMENT OF INDEPENDENT ACCOUNTANTS

   The firm of Crisp-Hughes, Greenville, South Carolina, has been selected by the board of directors of the Company as independent accountants for the fiscal year ending March 31, 1999, subject to ratification of that appointment by the vote of a majority of the shares of Common Stock represented and entitled to vote at the Annual Meeting. Crisp-Hughes has acted as independent accountants for the Company since 1990. Representatives of Crisp-Hughes are expected to be present at the Annual Meeting with the opportunity to make a statement if they so desire and will also be available to respond to appropriate questions.
   The persons named on the accompanying proxy card intend to vote in favor of the ratification of the appointment of Crisp-Hughes as independent accountants for the fiscal year ending March 31, 1999, unless a contrary choice is indicated on the enclosed proxy card.
The affirmative vote of a majority of the shares of Common Stock represented and entitled to vote at the Annual Meeting is necessary to ratify this appointment. The board of directors unanimously recommends that each shareholder vote FOR this proposal.

                           COMPENSATION OF DIRECTORS

   There is no standard or other arrangement pursuant to which directors of the Company are compensated for services as director.

                            EXECUTIVE COMPENSATION

Summary Compensation Table

   Executive compensation is determined by the Board of Directors. The following table sets forth information concerning the annual compensation earned by Anita M. Davis, Administrator of the Company, for services rendered to the Company in all capacities for the fiscal years ended March 31, 1998, March 31, 1997, and March 31, 1996. No officer of the Company earned annual compensation of more than $100,000 during the three most recent fiscal years.

                            Summary Compensation Table

Annual Compensation                             Long Term
                                                Compensation

Name and                                       Other Annual| LTIP
Principal Position  Year   Salary   Bonus(s)   Compensation|Payout(s)
                    1997   $57,256   1,000         -0-     |   -0-
Anita M. Davis      1996   $49,400   -0-           -0-     |   -0-
  Administrator     1995   $48,000   -0-          1,440    |   -0-


Pursuant to all compensation covered, annual compensation includes a salary and 401-K contributions.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

   The Company believes that its officers and directors complied with all filing requirements under Section 16 (a) of the Securities
Exchange Act of 1934 during the fiscal year ended March 31, 1998.

                           PROPOSALS OF SHAREHOLDERS

   Under certain conditions, shareholders may request the Company to include a proposal for action at a forthcoming meeting of the shareholders of the Company in the proxy material of the Company for such a meeting. All proposals of shareholders intended to be presented at the 1998 Annual Meeting of Shareholders must be received by the Company at its principal executive offices a reasonable time prior to the date on which the Company distributes its proxy statement in connection with such meeting. The Company presently intends to distribute its 1999 proxy statement to shareholders at or around May 5, 1999, and shareholders are urged to submit to the Company any proposals intended to be presented at the 1999 Annual Meeting by February 1, 1999.

                                 OTHER MATTERS

   The management of the Company knows of no other business which will be presented for consideration at the meeting. However, if other matters are properly presented at the meeting, it is the intention of the proxy holders named in the accompanying proxy card to vote such proxies in accordance with their best judgment.

    By order of the board of directors.




                                      /s/Eleanor Burley
                                       Eleanor Burley
                                       Corporate Secretary


May  8, 1998

                           PROXY CARD
                           CARC, INC.
                         500 DOWNS LOOP
                  CLEMSON, SOUTH CAROLINA   29631

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   The undersigned hereby appoints Eleanor Burley, and William Monroe as agents, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock, par value $1.00 per share, of CARC, Inc. held of record by the undersigned on May 8, 1998 at the Annual Meeting of the Shareholders to be held June 10, 1998 at 2:00 p.m. at Clemson Downs Activity Center, 150 Downs Blvd., Clemson, South Carolina and at any adjournment thereof.

1.  ELECTION OF DIRECTORS

    [ ] FOR all nominees listed below       [ ] WITHHOLD AUTHORITY
      (except as marked to the contrary       to vote for all
       below)                                 nominees listed
                                               below

Robert L. Downing; James C. Fanning; Anna Frost Forbis; Thomas C.
Lynch, Jr.; Fred Martin; Broy Moyer; Wencel Neumann, Jr.; Elizabeth Seefeld; Julia Wise.

(Instruction: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)

Name (s):
-------------------------------------------------------------------
2. PROPOSAL TO RATIFY THE APPOINTMENT OF CRISP-HUGHES, INDEPENDENT ACCOUNTANTS, FOR THE YEAR ENDING MARCH 31, 1999:

        FOR             AGAINST           ABSTAIN
        [ ]               [ ]               [ ]

3. IN THEIR DISCRETION, THE PROXY AGENTS ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

   This Proxy, when properly dated and executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted for all the nominees for director names above and for Proposal 2.
   Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

                                           ---------------------------
                                           Signature

Date:------------------,1998               ---------------------------
                                           Signature if held jointly

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.